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                                                                    Exhibit 23.3


     CONSENT OF ERNST & YOUNG, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-86155, 333-86159, 333-45288, 333-63036, 333-91996 and
333-106698 pertaining to the LJL BioSystems, Inc. 1994 Equity Incentive Plan, LJL BioSystems, Inc. 1997 Stock Plan, LJL BioSystems, Inc. 1998 Directors' Stock Option Plan, 1995 Stock Option Plan, 1995 Non-Employee Directors' Stock Option Plan, 1995 Employee Stock Purchase Plan and 2001 Stock Option Plan) of Molecular Devices Corporation of our report dated January 30, 2004 (except for Note 12, as to which the date is February 25, 2004) with respect to the consolidated financial statements and schedule of Molecular Devices Corporation in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                  /s/ Ernst & Young

Palo Alto, California
June 30, 2004